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                                                                      EXHIBIT 21




                       LIST OF SUBSIDIARIES OF IGI, INC.


                      IGEN, Inc., a Delaware corporation

                 ImmunoGenetics, Inc., a Delaware corporation

                Marketing Aspects, Inc., a Delaware corporation

                   Blood Cells, Inc., a Delaware corporation

                   Flavorsome, Ltd., a Delaware corporation

                   Vista, Inc., a Virgin Island corporation